UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2023

Astra Space, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39426	85-1270303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1900 Skyhawk Street
Alameda, California		94501
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (866) 278-7217

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	ASTR	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

As previously disclosed, Astra Space, Inc. (the “Company”) continues to evaluate financing opportunities available to it to strengthen its financial position, including through the issuance of debt securities or additional equity securities.

The Company is also in the process of preparing its results of operations for the three months ended June 30, 2023. The Company expects that its consolidated financial statements for the three months ended June 30, 2023 will become available on or about August 14, 2023. In connection with the Company’s discussions with prospective investors and lenders, the Company is disclosing preliminary estimates of certain unaudited financial results for the three months ended June 30, 2023. The data presented below is preliminary and unaudited, based on the Company’s estimates, and subject to further internal review by its management and compilation of actual results. Ranges have been provided, rather than specific amounts, for the preliminary data because financial closing procedures for the three months ended June 30, 2023 are not yet complete. Such preliminary estimated ranges reflect management’s current views, and the Company’s unaudited financial results for the three months ended June 30, 2023 may differ from the preliminary estimates presented as a result of financial and accounting closing and review procedures, including final adjustments, management’s review of results and the impact of developments that may arise between now and the time that the Company releases its financial results for the three and six months ended June 30, 2023.

Preliminary estimates are forward-looking statements and are not guarantees of outcomes. See “Forward-Looking Statements and Information” below for additional information regarding factors that could result in differences between the preliminary estimated ranges of financial results presented below and the actual financial results for the three months ended June 30, 2023.

(in millions)	Three Months Ended June 30, 2023
Revenues	$0.5 - $1.0
GAAP Net loss	$13.0 - $15.0
Adjusted EBITDA loss	$32.1 - $34.1
Basic shares outstanding	271 - 273
Capital expenditures	$2.9 - $3.9
Cash, cash equivalents and marketable securities	$26.0 - $26.5

Reductions to the range of the preliminary estimates of cash, cash equivalents and marketable securities for the three months ended June 30, 2023, when compared to guidance announced on May 15, 2023, result primarily from delays in collecting on government receivables of approximately $2.9 million and a delay in the Company’s receipt of cash proceeds from the employee retention tax credit of approximately $2.1 million.

All of the data presented above has been prepared by and is the responsibility of the Company’s management. The Company’s independent registered public accounting firm has not audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial data presented in this Current Report on Form 8-K (the “Current Report”). Accordingly, the Company’s independent registered public accounting firm does not express an opinion or any other form of assurance with respect to the preliminary financial data presented in this Current Report.

Non-GAAP Financial Measures

Adjusted EBITDA loss is a non-GAAP financial measure and is a measurement of financial performance that is that are not prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and computational methods may differ from those used by other companies. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s condensed consolidated financial statements prepared in accordance with GAAP. Adjusted EBITDA loss is reconciled to its most comparable GAAP measure under “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures” set forth in this Current Report. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

The Company defines Adjusted EBITDA loss as Net Loss, excluding the following items: (a) interest income, (b) accretion (amortization) of marketable securities, (c) depreciation and amortization, (d) stock-based compensation, (e) gains and losses on change in the fair value of contingent consideration, and (f) other special items. For the three months ended June 30, 2023, other special items primarily related the Company’s research and development contracts and inventory.

Forward-Looking Statements

This Current Report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “anticipate,” “expect,” “estimate,” “seek,” “plan,” “project,” “aim,” “believe,” “could,” “should,” “intend,” “will,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements may include projections of financial information; statements that may suggest trends for our business; statements of the plans, strategies, and objectives of management for future operations; and statements of expectation or belief regarding future events or products, product sales, expenses, liquidity, cash flow and growth rates. Such statements are based on management’s current expectations, estimates, forecasts and projections of our performance, our industry’s performance and macroeconomic conditions, judgment, beliefs, views on current trends and market conditions. Such forward-looking statements inherently involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. Accordingly, we caution readers not to place undue reliance on these statements.

These forward-looking statements are based on information available as of the date on which they were made and on management’s current expectations, forecasts and assumptions. These forward-looking statements involve a number of judgments, risks and uncertainties. Important factors could cause actual results to differ materially from those indicated or implied by forward-looking statements such as those contained in documents the Company has filed with the Securities and Exchange Commission (the “SEC”). Accordingly, forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company does not undertake any obligation to update or revise forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements, including the preliminary financial information for the three months ended June 30, 2023, provided in this Current Report. For a discussion of the risks involved in our business, please review the “Risk Factors” set forth in the Company’s annual report on Form 10-K, filed with the SEC on March 30, 2023. Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements.

Item 7.01 Regulation FD Disclosure.

On August 4, 2023, the Company issued a press release announcing a strategic restructuring. A copy of the press release is furnished hereto as Exhibit 99.1.

The information set forth in this Item 7.01 (including the information set forth in Exhibit 99.1) is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

Litigation Update

On August 2, 2023, the Company received an order granting its motion to dismiss in the action before the U.S. federal district court for the Northern District of California, captioned: In Re Astra Space Inc. f/k/a Holicity Inc. Securities Litigation. The plaintiffs' complaint alleged that the Company and several of its current and former officers and directors violated provisions of the Securities Exchange Act of 1934, as amended, with respect to certain statements concerning the Company’s projected launch cadence and payload capacity goals. The complaint sought unspecified damages on behalf of a purported class of purchasers of the Company’s securities between February 2, 2021 and December 29, 2021.The plaintiffs in this action have a period of 21 days to file an amended complaint.

Strategic Restructuring

On August 4, 2023, the Company announced a strategic restructuring of its workforce, reallocating approximately 50 engineering and manufacturing personnel from Launch Services to Space Products. This reallocation includes a combination of permanent reassignments and temporary assignments to support customer programs and increasing production and test capacity through the end of the year.

In addition to this reallocation, the Company has reduced its overall workforce by approximately 25% since the beginning of the quarter, including a reduction of approximately 70 employees that was announced on August 4, 2023. The affected employees primarily supported the Company’s launch services, selling, general and administrative and shared services functions and will be paid their base compensation for a period of 60 days consistent in accordance with the Company’s normal pay periods.

As discussed on the previous earnings call, the Company continues to make significant reductions to its operating expenses. Cumulative reductions in workforce are expected to result in over $4m of quarterly cost savings beginning in Q4 2023, which when combined with ongoing reductions in Capex and Opex, are expected to result in substantial reductions to cash burn over the next few quarters.

The restructuring is intended to focus the Company’s resources on serving contractual commitments in its Space Products business in the near term and leveraging the growth opportunities in Space Products given customer interest in Astra Spacecraft Engine™. While the Company continues to be focused on the development of Rocket 4 and the servicing of its existing launch contracts, the prioritization of its resources away from Launch Services in favor of the Space Products business, including in connection with this strategic restructuring, will affect the timing of the Company’s future test launches and thus paid commercial launch operations. As a result, the Company expects delays in the timing of the initial test launch or launches using this new launch system.The Company’s ability to conduct paid commercial launchesin 2024 and beyond will depend on the ultimate timing and success of the initial test launches which will in turn depend on the resources that the Company is able to devote to Launch Systems development in the coming quarters.

The Company remains focused on thoughtfully pursuing opportunities to raise additional capital. Given the strength of the Astra Spacecraft EngineTMbusiness, the Company has engaged PJT Partners, a global, advisory-focused investment bank, to act as the Company’s financial advisor in connection with future financing activities and to explore potential strategic investments in the Astra Spacecraft EngineTM business to strengthen Astra’s balance sheet. , The structure of any such investment is subject to ongoing due diligence and the negotiation of definitive documentation, but may involve the issuance of debt securities or equity securities in which the Astra Spacecraft EngineTM subsidiary is the primary borrower or issuer. In addition, such transaction may require us to give an investor certain rights to control or manage the Astra Spacecraft EngineTM business and may result in such investor receiving preferential returns in connection with any subsequent sale of the business.

Item 9.01 Financial Statements and Exhibits.

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

(unaudited, in the millions)

	New Guidance
	Low		High
GAAP Net Loss	$(15.0)		$(13.0)
Stock-based compensation	~	$(2.1)
(Gain) loss on change in fair value of contingent consideration	~	$(16.6)
Other special items	~	$(1.0)
Interest income	~	$(0.4)
Accretion (amortization) of marketable securities	~	$(0.7)
Depreciation and amortization	~	$1.7
Adjusted EBITDA loss*	$(34.1)		$(32.1)

Basic shares outstanding	271		273
Capital expenditures	$2.9		$3.9
Cash, cash equivalents and marketable securities	$26.0		$26.5

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by Astra Space, Inc. dated August 4, 2023
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 4, 2023	Astra Space, Inc.

	By:	/s/ Axel Martinez
	Name:	Axel Martinez
	Title:	Chief Financial Officer